As filed with the Securities and Exchange Commission on June 3, 1999
                                                   Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                        ANNTAYLOR STORES CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                  DELAWARE                           13-3499319
         ------------------------     ------------------------------------
         (State of incorporation)     (I.R.S. employer identification no.)

                            142 West 57th Street
                          New York, New York 10019
                  ----------------------------------------
                  (Address of principal executive offices)


                        ANNTAYLOR STORES CORPORATION
                   ASSOCIATE DISCOUNT STOCK PURCHASE PLAN
                   --------------------------------------
                          (Full title of the plan)


                     Jocelyn F.L. Barandiaran, Esquire
                        AnnTaylor Stores Corporation
                            142 West 57th Street
                          New York, New York 10019
                               (212) 541-3300
         ---------------------------------------------------------
         (Name, address and telephone number, including area code,
                           of agent for service)


All or part of the securities being registered on this form are to be offered on a delayed or a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

                                  CALCULATION OF REGISTRATION FEE
=========================================================================================
                                     Proposed Maximum   Proposed Maximum     Amount of
Title of Securities   Amount to be   Offering Price     Aggregate Offering   Registration
to be Registered      Registered     Per Share (1)(2)   Price (1)(2)         Fee
-----------------------------------------------------------------------------------------
Common Stock,
par value           250,000 shares       $40.3125           $10,078,125         $2,802
$0.0068 per
share
=========================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on May 26, 1999, within five business days prior to filing.
(2)   Estimated solely for the purpose of calculating the registration fee.


                In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AnnTaylor Stores
Corporation Associate Discount Stock Purchase Plan.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (1) AnnTaylor Stores Corporation's (the "Registrant") Annual Report on Form 10-K for the fiscal year ended January 30, 1999;

      (2) The Registrant's Proxy Statement, dated April 5, 1999, relating to the Registrant's 1999 Annual Meeting of Stockholders; and

      (3) The description of Common Stock, par value $0.0068 per share, of the Registrant (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the shares of Common Stock offered pursuant to this Registration Statement will be passed upon by Jocelyn F.L.
Barandiaran, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Barandiaran has been granted options to purchase 36,235 shares of Common Stock under the Registrant's 1992 Stock Option and Restricted Stock and Unit Award Plan.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation of the Registrant limit the liability of and provide indemnification for directors and officers of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 8.  EXHIBITS

            The following documents are being filed herewith or incorporated herein by reference as exhibits to this Registration
Statement:

    Exhibit No.                     Description
    -----------                     -----------
        5.1 Opinion of Jocelyn F.L. Barandiaran, Esq., Senior Vice President, General Counsel and Secretary of the
                  Registrant, with respect to the legality of shares of Common Stock issued pursuant to the Associate Discount Stock Purchase Plan.

        23.1      Consent of Jocelyn F.L. Barandiaran, Esq. (included in
                  Exhibit 5.1).

        23.2 Consent of Deloitte & Touche LLP to the incorporation by reference of their report.

        24        Power of Attorney (see signature page).


ITEM 9.  UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales
            are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) that, for the purpose of determining any liability
            under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a
            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of June, 1999.


                                    ANNTAYLOR STORES CORPORATION

                                    By: /s/ JOCELYN F.L. BARANDIARAN
                                        ---------------------------------
                                        Jocelyn F.L. Barandiaran
                                        Senior Vice President


            KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOCELYN F.L. BARANDIARAN AND J. PATRICK SPAINHOUR AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND REVOCATION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR, HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED ON JUNE 3, 1999.

            SIGNATURE                           TITLE
            ---------                           -----
      /s/ J. Patrick Spainhour      Chairman of the Board, Chief Executive
   -----------------------------    Officer and Director
          J. Patrick Spainhour

      /s/ Patricia DeRosa           President, Chief Operating Officer and
   -----------------------------    Director
          Patricia DeRosa

      /s/ Barry Erdos               Executive Vice President, Chief
   -----------------------------    Financial Officer and Treasurer
          Barry Erdos

      /s/ James M. Smith            Vice President and Controller,
   -----------------------------    Principal Accounting Officer
          James M. Smith

      /s/ Gerald S. Armstrong       Director
   -----------------------------
          Gerald S. Armstrong

      /s/ James J. Burke, Jr.       Director
   -----------------------------
          James J. Burke, Jr.

      /s/ Wesley E. Cantrell        Director
   -----------------------------
          Wesley E. Cantrell

      /s/ Robert C. Grayson         Director
   -----------------------------
          Robert C. Grayson

      /s/ Ronald W. Hovsepian       Director
   -----------------------------
          Ronald W. Hovsepian


                                    Director
   -----------------------------
          Hanne Merriman


      /s/ Rochelle B. Lazarus        Director
   ------------------------------
          Rochelle B. Lazarus



           Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 1999.


                                    ANNTAYLOR STORES CORPORATION
                                    ASSOCIATE DISCOUNT STOCK PURCHASE PLAN


                                    By:  /s/ Barry Erdos
                                        ----------------------------------
                                             Barry Erdos

                                    By:  /s/ James Smith
                                        ----------------------------------
                                             James Smith




                              LIST OF EXHIBITS


Designation   Description of Exhibit
-----------   ----------------------
   5.1        Opinion of Jocelyn F.L. Barandiaran, Esq., Senior Vice
              President, General Counsel and Secretary of the Registrant.

   23.1       Consent of Jocelyn F.L. Barandiaran, Esq. (included in
              Exhibit 5.1).

   23.2 Consent of Deloitte & Touche LLP to the incorporation by reference of their report.

   24         Power of Attorney (see signature page).